UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2011

AVANIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15803	33-0314804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Enterprise, Suite 300 Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 30, 2011, Avanir Pharmaceuticals, Inc. (the “Company” or “Avanir”) announced that the U.S. Food and Drug Administration (FDA) website indicates that an Abbreviated New Drug Application (ANDA) for a generic version of NUEDEXTA® (dextromethorphan hydrobromide and quinidine sulfate) capsules was submitted on March 7, 2011. The company received Paragraph IV certification notices from two separate companies on June 30, 2011.

The ANDA procedure under the Federal Food, Drug and Cosmetic Act allows drug manufacturers to seek approval to market a “generic” form of an approved drug through an abbreviated process that does not typically require new clinical trial data to establish safety and efficacy. Where approved drugs are covered by one or more patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”), the ANDA filer must provide a so-called Paragraph IV Certification to the FDA, in which the ANDA filer asserts that the patents listed in the Orange Book covering the approved drug are invalid, unenforceable and/or will not be infringed by the manufacture, use, or sale of the generic product. A patent holder who receives notice of a Paragraph IV Certification may then choose to sue the ANDA filer for patent infringement. Under the FDA’s rules and regulations, if Avanir initiates a patent infringement suit to defend the patents identified in the Paragraph IV notices it received, within 45 days after the receipt of such notice, the FDA is prevented from approving the ANDA until the earlier of: (1) 30 months; (2) the expiration of the patents at issue; or (3) a decision in the infringement case that all of such patents are not infringed or invalid.

Both of the Paragraph IV Certifications contend that Avanir patents listed in the Orange Book (U.S. Patents 7,659,282 and RE 38,115, which expire in August 2026 and January 2016, respectively) are invalid, unenforceable and/or will not be infringed by the manufacture, use, or sale of a generic form of NUEDEXTA. The Company intends to vigorously enforce its intellectual property rights relating to NUEDEXTA and is currently reviewing the details of the Paragraph IV Notices.

For a discussion of certain risks related to ANDA filings and generic challenges, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed by the Company on May 10, 2011, including the risk factors under the headings “NUEDEXTA may face competition from lower cost generic or follow-on products” and “Our issued patents may be challenged and our patent applications may be denied. Either result would seriously jeopardize our ability to compete in the intended markets for our proposed products.”

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Forward Looking Statement Safe Harbor. Except for the historical information contained herein, the matters set forth in this report or incorporated by reference herein, including statements regarding the defense of Avanir’s patent rights and the potential success of defending against a generic challenge, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to successfully defend the intellectual property rights relating to NUEDEXTA, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals, Inc.

Date: July 1, 2011	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

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